Exhibit 99.8

From: Danilin Pavel A. <Danilin@polymetal.ru>
Sent: Fri Sep 11 14:44:49 2009
Subject: Preemptive rights in relation to Polymetal shares and GDRs

THIS MESSAGE IS DIRECTED ONLY AT (AND MUST BE ACTED ON OR RELIED ON ONLY BY) PERSONS WHO (1) ARE SHAREHOLDERS AND/OR GDR HOLDERS IN OJSC POLYMETAL AND WERE SHAREHOLDERS AND/OR GDR HOLDERS IN OJSC POLYMETAL AS AT MAY 14, 2009 AND WHO VOTED AGAINST OR DID NOT VOTE IN RELATION TO RESOLUTION 2 PUT TO THE EXTRAORDINARY GENERAL MEETING OF OJSC POLYMETAL SHAREHOLDERS HELD ON 19 JUNE 2009 (2) (A) IF THEY ARE WITHIN THE UNITED KINGDOM HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 OR (B) IF THEY ARE OUTSIDE THE UNITED KINGDOM MAY RECEIVE THIS COMMUNICATION WITHOUT A BREACH OF APPLICABLE SECURITIES LAWS.

THIS E-MAIL IS NOT AN OFFER TO SELL, OR AN INVITATION OF AN OFFER TO PURCHASE, SECURITIES IN ANY JURISDICTION

Dear Shareholder/GDR holder in Open Joint Stock Company Polymetal,

As you may be aware, Open Joint Stock Company Polymetal is currently undertaking a closed share subscription.  In relation to this closed share subscription, certain shareholders are entitled to pre-emptive rights and certain GDR holders are entitled to instruct the GDR depository to take up additional shares on their behalf and to issue additional GDRs in respect of those shares to them.

We would like to confirm that the period:

During which relevant holders of ordinary shares may exercise pre-emptive rights ends on October 8, 2009

During which relevant holders of GDRs may instruct the GDR depository to acquire shares ends on September 29, 2009

If you are an eligible holder of ordinary shares, you (or your broker/custodian) should have received a notice setting out instructions as to how to take up your pre-emptive rights from us by mail.

A corporate action notice from our GDR Depositary has been posted on the systems through which our GDRs are cleared (and is available on the website of our GDR depository https://adr.db.com/firstpagecentral.asp).

Please do not hesitate to contact us if you have any further questions.

Thanks and best regards,

Pavel Danilin

EVP, Strategic Development

Polymetal

Office: +7.812.334.3666; Switchboard: +7.812.622.1559, ext. 436

Fax: +7.812.753.6376

Cell: +7.911.920.2713

E-mail: danilin@polymetal.ru

www.polymetal.ru

NOTICE TO US INVESTORS

THE CLOSED SHARE SUBSCRIPTION OF NEW SHARES IN OPEN JOINT STOCK COMPANY POLYMETAL AND THE RESULTING OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES IN OPEN JOINT STOCK COMPANY POLYMETAL (THE “CLOSED SHARE SUBSCRIPTION” AND THE “RIGHTS OFFERING” AND TOGETHER THE “ISSUANCE”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN

FINANCIAL INFORMATION, IF ANY, INCLUDED IN THIS RELEASE HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. OPEN JOINT STOCK COMPANY POLYMETAL IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES TO BE OFFERED IN CONNECTION WITH THE ISSUANCE, OPEN JOINT STOCK COMPANY POLYMETAL WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF OPEN JOINT STOCK COMPANY POLYMETAL SHARES RELATED TO THE ISSUANCE.